Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Bremer Investment Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Company for the year ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company for the stated period.

/s/ Joel W. Reimers Mr. Joel W. Reimers President, Bremer Investment Funds, Inc.	/s/ Richard A. DiNello Mr. Richard A. DiNello Treasurer, Bremer Investment Funds, Inc.

Dated: 12/9/04

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bremer Investment Funds, Inc. for purposes of the Securities Exchange Act of 1934.